MassRoots, Inc. Promotional Activity Reported

June 30, 2017 (Denver, CO) -- MassRoots, Inc. (OTCQB:MSRT) (the “Company”) announced today that OTC Markets Group, Inc. (“OTC Markets”) has made the Company aware of promotional activity regarding the market for its shares of common stock.

OTC Markets informed the Company that it became aware of certain promotional activities concerning MassRoots’ common stock encouraging investors to purchase shares. The Company has been informed that this promotional activity may have had a material effect on the trading activity and market for the Company’s shares. Until informed by OTC Markets, the Company was unaware of the promotional activity and remains unaware of the full nature and content of this activity, the extent of the dissemination or the parties involved.

MassRoots, Inc. states definitively that the Company, its officers, directors and, to the Company's knowledge, its controlling shareholders (defined as shareholders owning ten percent (10%) of more of the Company’s securities), or any third party service providers, have not, directly or indirectly, authorized or been involved in any way (including payment of a third party) with the creation or distribution of promotional materials related to the Company and its securities.  Further, the Company, its officers, directors, and controlling shareholders, have not sold or purchased the Company's securities within the past 90 days.

Certain statements related to MassRoots, Inc. made in promotional materials sent to the Company by OTC Markets should be clarified:

·	Cannabis is not legal in nine states – nine states have enacted laws permitting the sale of cannabis under state law, but it remains illegal under federal law.
·	MassRoots does not have negligible overhead -- in the first quarter of 2017, we incurred losses of more than $7.4 million.
·	Uber and Fusion were paying clients of MassRoots in fiscal year 2016 but do not currently have an advertising campaign with MassRoots.
·	The Company has raised $15 million since inception through the sale of its securities and the exercise of options and warrants.
·	MassRoots believes its revenues could scale significantly as new medicinal and recreational cannabis markets come online and our audience of cannabis patients continues to grow, but is subject to many known and unknown risks as disclosed in its filings with the U.S. Securities and Exchange Commission.

MassRoots, Inc. has engaged the following investor relations companies since January 1, 2016: Torrey Hills Capital, LLC, IRTH Communications, LLC, Money Channel, LLC, Stonebridge Partners, LLC, and Small Cap Voice, LLC.

From March 18, 2014 through June 28, 2017, the Company issued and/or sold the following securities at prices constituting a discount to the current market rate at the time of issuance:

·	On March 18, 2014, as payment for consulting services, we granted Dutchess Opportunity Fund, II LP a warrant exercisable into 4,050,000 shares of our Common Stock at $0.001 per share, and a warrant exercisable into 2,375,000 shares of our Common Stock at $0.40 per share. As of June 28, 2017, the entirety of these warrants had been exercised into 6,425,000 shares of common stock.
·	On March 24, 2014, we completed an offering of $475,000 of our securities to certain accredited and non-accredited investors consisting of (i) $269,100 of convertible debentures, convertible into shares of Common Stock at $0.10 per share, together with warrants, exercisable into an amount of our Common Stock equal to fifty percent (50%) of the Common Stock underlying the convertible debentures, at $0.40 per share; and (ii) 2,059,000 shares of our Common Stock at $0.10 per share, with a warrant, exercisable into an amount of our Common Stock equal to fifty percent (50%) of the Common Stock purchased, at $0.40 per share. As of June 28, 2017, the entirety of these debentures had been converted into 2,691,000 shares of common stock and warrants to purchase 4,462,500 shares exercised or retired.
·	On March 3, 2015, Chardan Capital Market, LLC and the Special Equities Group, LLC, received 40,000 and 160,000 shares, respectively, for Chardan’s investment banking services.
·	From September 15, 2014 to March 11, 2015, we completed an offering of $866,000 of our securities to certain accredited and non-accredited investors consisting of 1,732,000 shares of our Common Stock at $0.50 per share, along with warrants to purchase 866,000 shares at $1.00 per share. As of June 28, 2017, warrants to purchase 100,000 shares had been exercised.
·	From April 1, 2015 through April 17, 2015, MassRoots, Inc. completed an offering of 960,933 shares of Common Stock to certain accredited and unaccredited investors, pursuant to which, the Company received gross proceeds of $576,200. The Company terminated this offering as of April 17, 2015. The Company compensated Chardan Capital Markets, LLC $20,000 cash and 262,560 shares of Common Stock as commission for this placement.
·	Under the Company’s 2014 Employee Stock Option Plan, from June 2014 to April 2015, the Company issued 1,080,000 shares of common stock, options to purchase 2,350,000 shares at $0.10 per share, options to purchase 1,065,000 shares at $0.50 per share, and options to purchase 105,000 shares at $0.60 per share to certain employees, advisors and contractors of the Company. As of June 28, 2017, options to purchase 250,000 shares at $0.10 per share were cash-exercised, options to purchase 300,000 shares at $0.10 per share were retired, and options to purchase 565,034 shares were exercised.
·	On February 27, 2015, certain service providers purchased warrants permitting the purchase of 100,000 shares at $0.50 per share.
·	On April 28, 2015, the Company entered into a consulting agreement with Torrey Hills Capital, under which, Torrey Hills Capital received 75,000 shares of Common Stock.
·	On May 12, 2015, the Company entered into a consulting agreement with Caro Capital, under which Caro Capital, as compensation for services provided, received 200,000 shares of Company’s Common Stock, and the Company received $200.
·	From June 10, 2015 through July 13, 2015, MassRoots sold 1,540,673 shares of unregistered Common Stock to certain accredited investors for gross proceeds of $1,140,502. In connection with this offering, Chardan Capital Markets, LLC received $27,200 in cash and 80,560 shares of Common Stock as commission for this placement.

·	On June 15, 2015, the Company entered into a consulting agreement with Demeter Capital, under which Demeter Capital, as compensation for services provided, received 100,000 shares of Common Stock, and the Company received $100.
·	On July 30, 2015, MassRoots entered into consulting agreements with each of Shmuel Tennenhaus and Daniel Mohler to provide advisory services to the Company. As part of the agreements, Mr. Tennenhaus and Mr. Mohler received warrants to purchase 125,000 and 50,000 shares of Common Stock, respectively, at $0.90 per share.
·	In December 2015, MassRoots issued 146,200 three (3) year warrants with an exercise price of $1.06 to our holders of outstanding warrants issued in conjunction with our September 15, 2014 to March 11, 2015 offering. These warrants were issued in exchange for the holder agreeing to waive certain adjustment provisions of the warrant received in the September 15, 2014 to March 11, 2015 offering.
·	Under the Company’s 2015 Employee Stock Option Plan (“ESOP”), from December 2015 to September 2016, the Company issued 1,231,750 shares of common stock, options to purchase 1,874,998 shares at $0.90 per share, options to purchase 100,000 shares at $0.83 per share, options to purchase 381,250 shares at $1.05 per share, options to purchase 850,000 shares at $1.00 per share, and options to purchase 160,000 shares at $0.80 per share to certain employees, advisors and contractors of the Company. As of June 28, 2017, options to purchase 14,585 shares at $0.90 per share were retired, options to purchase 12,506 shares at $1.00 per share were retired, and options to purchase 40,000 shares at $0.80 per share were retired.
·	In January 2016, the Company issued warrants to purchase an aggregate of 100,000 shares of Common Stock at $0.83 per share to certain service providers.
·	In February 2016, MassRoots issued to a service provider a 12-month convertible debentures at 15% interest with a principal amount of $35,000 along with 35,000 three (3) year warrants to purchase shares Common Stock at $1.00 per share The convertible debentures are payable at maturity, and convertible at the investor’s determination at a price equal to 90% of the price of a subsequent public underwritten offering if one occurs over $5 million, or, if no subsequent offering occurs, at $0.75 per share. From August 24 to September 30, 2016, the entirety of these debentures were converted $35,000 of a convertible debenture issued for services into 84,385 shares of Common Stock.
·	In March 2016, MassRoots completed a private offering to certain accredited investors of six (6) month secured convertible notes with a principal amount of $1,514,667 (the “Bridge Notes”) together with five (5) year warrants to purchase an amount of shares of Common Stock equal to the number of shares of Common Stock issuable upon the conversion of the notes in full and having an exercise price of $1.00 per share. The Bridge Notes were secured by all the assets of the Company, and each of the executive officers of the Company entered into a lock-up agreement whereby they agreed to not sell or offer any shares of Common Stock owned by them until the Bridge Notes were fully repaid, redeemed or converted. The Bridge Notes were convertible into shares of Common Stock at a price per share equal to the lower of (i) one dollar ($1.00), and (ii) a 25% discount to the price at which the Company next conducts an offering after the issuance date of the note; provided, however, if any part of the principal amount of the note remains unpaid at its maturity date, the conversion price would be equal to 65% of the average of the three (3) trading days with the lowest daily weighted average prices of Common Stock occurring during the fifteen (15) days prior to the notes’ maturity date. Gross proceeds received by MassRoots in this offering were $1,420,000, while net proceeds were $1,271,600 (excluding any legal fees). In connection with this offering, Chardan Capital Markets, LLC received $123,400 in cash as commission for this placement. From September 15, 2016 to October 6, 2016, the Company issued 2,377,861 shares of its Common Stock to holders of the Bridge Notes issued in the March 2016 Note Offering, in satisfaction of its debt obligations. In the Company’s Registered Offering from August to October 2016, the warrants issued in conjunction with the Bridge Notes triggered certain price protection and anti-dilution provisions, in which the number of warrants issued to debt holders increased to purchase 3,029,338 shares while the exercise price fell to $0.50 per share. From October 2016 to June 28, 2017, warrants to purchase 2,092,668 shares had been exercised pursuant to a cashless exercise provision into 967,232 shares.

·	Under the Company’s 2016 Employee Stock Option Plan, in October 2016, the Company issued 3,689,000 shares of common stock and options to purchase 2,220,117 shares at $0.51 to certain employees, advisors and contractors of the Company. As of June 28, 2017, options to purchase 178,338 common shares at $0.90 per share had been retired.
·	On January 25, 2017, in connection with the Whaxy Merger, the Company issued 2,926,829 shares of Common Stock pro rata to all stockholders of DDDigtal, in exchange for all of their shares of Common Stock of DDDigtal, now our wholly-owned subsidiary.
·	Under the Company’s 2017 Employee Stock Option Plan, from December 2016 to June 28, 2017, the Company issued 13,024,898 shares of common stock, options to purchase 1,600,000 shares at $0.77 per share, options to purchase 5,400,000 shares at $0.86 per share, options to purchase 615,000 shares at $0.89 per share, options to purchase 205,000 shares at $1.09 per share, options to purchase 435,000 shares at $1.07 per share, options to purchase 24,000 shares at $0.98 per share, options to purchase 60,000 shares at $1.06 per share, options to purchase 400,000 shares at $0.95 per share, options to purchase 150,000 shares at $0.85 per share, options to purchase 5,000 shares at $0.81 per share, options to purchase 150,000 shares at $0.82 per share, options to purchase 90,000 shares at $0.89 per share, and options to purchase 125,000 shares at $0.87 per share to certain employees, advisors and contractors of the Company.
·	From August 12, 2016 to October 21, 2016, Company completed it registered direct offering to certain investors pursuant to which we raised an aggregate in $5,000,000 in gross proceeds from the sale of shares of Common Stock, together with warrants, with one warrant entitling the holder to purchase one share of Common Stock at a price equal to $0.90 per share (the “2016 Direct Registered Offering”). The purchase price paid by investors was $0.50 for one share of Common Stock and one warrant. The warrants are immediately exercisable and expire three years from the date of issuance. The shares of Common Stock and warrants are immediately separable and are issued separately. This offering was closed on October 21, 2016. A total of 10,000,000 shares of Common Stock and warrants to purchase a total of 10,000,000 shares of Common Stock at $0.90 per share were sold in the offering and have been issued to the Prospectus dated August 12, 2016, as amended on August 19, 2016 and October 5, 2016. Of the warrants to purchase 10,000,000 shares of common stock at $0.90 per share, warrants to purchase 5,560,000 shares of common stock have been exercised into non-restricted shares.
·	From November 9-10, 2015, MassRoots, Inc. (the “Company”) raised $1,019,375 in gross proceeds through the sale of the Company’s securities in a registered best efforts offering pursuant to an effective registration statement (the “Offering”). Included in the offering were shares of the Company’s common stock, par value $0.001 (“Common Stock”), and warrants (each whole warrant, a “Warrant”), one whole Warrant entitling the holder to purchase one share of Common Stock at a price equal to $3 per share. The purchase price paid by the investors was $1.25 for one share of Common Stock together with one half Warrant. The Warrants are immediately exercisable and expire three years from the date of issuance. The shares of Common Stock and Warrants are immediately separable and will be issued separately. The Company closed the Offering on November 10, 2015. A total of 815,500 shares of Common Stock and 407,750 Warrants were sold in the Offering and will be issued pursuant to the Prospectus, dated November 9, 2015 and filed with the Securities and Exchange Commission as of the same date.

The Company encourages those interested in the Company to rely solely on information included in its press releases combined with its filings and disclosures made with the U.S. Securities and Exchange Commission.

About MassRoots
MassRoots is one of the largest technology platforms for the regulated cannabis industry. The Company's mobile apps enable consumers to make educated cannabis purchasing decisions through community-driven reviews. MassRoots is proud to be affiliated with the leading businesses and organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. For more information, please visit MassRoots.com/Investors.

Forward-looking Statements
Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' business, potential partnerships, new features, and related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Factors or events that could cause our actual results to differ may emerge from time to time. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.

For Press Only

Isaac Dietrich

Chairman & CEO, MassRoots, Inc.

Isaac@MassRoots.com

Source: MassRoots, Inc.